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                                                                      Exhibit 99


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FOR IMMEDIATE RELEASE
Investor Inquiries                                              Media Inquiries
Andrew Blocher                                                  Kristine Warner
Vice President, Investor Relations & Capital Markets            Director, Corporate Communications
301/998-8166                                                    301/998-8212
ablocher@federalrealty.com                                      kwarner@federalrealty.com
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              FEDERAL REALTY INVESTMENT TRUST ACCELERATES EXECUTIVE
                                   TRANSITION
     -Donald Wood to Replace Steve Guttman as CEO Effective January 1, 2003-

ROCKVILLE, MD - (December 20, 2002) Federal Realty Investment Trust announced today that Steven J. Guttman has resigned as a Trustee, Chairman of the Board of Trustees and Chief Executive Officer of Federal Realty effective January 1, 2003. The Board of Trustees has appointed Donald C. Wood President and Chief Executive Officer and a member of the Board of Trustees effective January 1, 2003. The Board of Trustees also elected Mark S. Ordan, currently serving as a Trustee, non-executive Chairman of the Board of Trustees.

An employee of Federal Realty Investment Trust since 1972, Mr. Guttman was named Chief Operating Officer of the Trust in 1975. He became Managing Trustee of Federal Realty in 1979, was named President, Chief Executive Officer and Trustee in 1980 and Chairman of the Board in 2001. The Trust previously announced an executive succession plan on March 11, 2002, pursuant to which Mr. Wood was to become Chief Executive Officer in March 2003.

"I have accelerated my planned resignation," said Mr. Guttman, "to devote myself full time to the pursuit of personal and other business interests. With the successful launch of Santana Row, this is a good time for Federal Realty to complete the transition to the new management team."

Mr. Wood joined the Trust in 1998 as Chief Financial Officer and was promoted to Senior Vice President and Chief Operating Officer in 1999. In 2001, Mr. Wood was named President and Chief Operating Officer of the Trust.

                                     -MORE-

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FEDERAL REALTY INVESTMENT TRUST ACCELERATES EXECUTIVE TRANSITION
December 20, 2002
Page 2

As a result of the transition, Federal Realty will record a charge of approximately $14 million to 2002 earnings for payments and benefits to Mr. Guttman pursuant to his contractual arrangements with the Trust and for other transition related costs. Exclusive of this charge, Federal Realty's FFO per diluted share guidance remains unchanged at $2.62 and $2.60 for 2002 and 2003, respectively.

A conference call with Federal Realty's management and Mark Ordan has been scheduled for Monday, December 23, 2002 at 11AM, Eastern Time. Conference Call access information is as follows:

                 Toll Free Number:                 (888) 455-9653
                 Passcode (needed):                FEDERAL
                 Conference Leader (needed):       Andrew Blocher

A telephonic replay of the Conference Call will be available for 30 days beginning at 4 pm on December 23, Replay access information is as follows:

                 Toll Free Number:                 (888) 300-0067

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development and re-development of shopping centers and street retail properties. Federal Realty's portfolio contains 15 million square feet of retail space located in major metropolitan markets across the United States. The operating portfolio is currently 95.5% occupied by over 2,000 national, regional and local retailers with no single tenant accounting for more than 2.6% of rental revenue. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its annual dividend for 35 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the New York Stock Exchange under the symbol FRT. Additional information about Federal Realty can be found on the Internet at www.federalrealty.com.

                              Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Federal Realty Investment Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Federal's expectations are detailed from time to time in the Company's SEC reports and filings, including its annual report on Form 10-K. Federal Realty assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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